Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FISCAL SECOND QUARTER 2025 FINANCIAL RESULTS

- Company to Host Conference Call Today at 5:00 p.m. ET -

DURANGO, Colo., Oct. 15, 2024 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory Inc. (Nasdaq: RMCF) (the “Company”, “we”, or “RMCF”), an international franchisor and producer of premium chocolates and other confectionery products including gourmet caramel apples, is reporting financial and operating results for its fiscal second quarter ended August 31, 2024.

“We are pleased with our progress this quarter as we begin executing our multi-year strategic plan,” said Jeff Geygan, Interim CEO of RMCF. “We have been focused on several critical areas of the business: strengthening the company’s liquidity, rebuilding a strong executive team, expanding our franchise network, and laying a solid foundation for sustainable growth and profitability.

“In recent months, we welcomed several key team members, including a new CFO to lead our finance organization. We are also beginning to drive momentum with the expansion of our franchise network across eight strategic markets in the U.S., starting with a new store opening in Edmond Oklahoma next month. We are finalizing new franchise agreements for three additional store locations, which we expect to announce in the coming weeks. At the same time, our rebranding initiative is nearly complete, and we anticipate unveiling the new store design by year-end, which will enhance the RMCF experience for both franchisees and consumers.”

Geygan continued, “Subsequent to quarter end, we took an important step to improve our financial position with a new $6 million credit facility, which allowed us to retire our previous $4 million credit facility and raise additional capital for ongoing investments. With a strengthened balance sheet, improved liquidity and a committed franchise network, we believe we are well-positioned to execute our three-year strategic plan and drive RMCF toward sustainable growth and profitability.”

Fiscal Q2 2025 Financial Results vs. Year-Ago Quarter

●	Total revenue for the second quarter of 2025 was $6.4 million compared to $6.6 million in the year-ago quarter.

●

Total product and retail gross profit was $0.6 million compared to $0.4 million. Gross margin improved to 11.5% compared to 7.7%. The increase was primarily attributable to increased pricing and improved operating efficiencies.

●	Total Costs and Expenses were reduced to $7.3 million compared to $7.6 million in the year-ago period.

●	Net loss for the quarter was $0.7 million or ($0.11) per share, compared to net loss of $1.0 million or ($0.16) per share in fiscal Q2 2024.

Conference Call Information

The Company will conduct a conference call today at 5:00 p.m. Eastern time to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Tuesday, October 15, 2024

Time: 5:00 p.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is an international franchiser of premium chocolate and confection stores, and a producer of an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples. Rocky Mountain Chocolate Factory was ranked in both the Franchise 500 by Entrepreneur Magazine and the Franchise 400 by Franchise Times for 2024. The Company is headquartered in Durango, Colorado.  The Company and its franchisees and licensees operate over 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements expressing general views about future operational performance, financial results and execution of the Company’s strategic plan - are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause our Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	August 31, 2024 (unaudited)	February 29, 2024
Assets
Current Assets
Cash and cash equivalents	$973	$2,082
Accounts receivable, less allowance for credit losses of $367 and $332, respectively	2,439	2,184
Notes receivable, current portion, less current portion of the allowance for credit losses of $18 and $30, respectively	36	489
Refundable income taxes	63	46
Inventories	6,115	4,358
Other	702	443
Current assets held for sale	666	-
Total current assets	10,994	9,602
Property and Equipment, Net	7,724	7,758
Other Assets
Notes receivable, less current portion and allowance for credit losses of $12 and $0, respectively	77	695
Goodwill	576	576
Intangible assets, net	224	238
Lease right of use asset	1,460	1,694
Other	75	14
Total other assets	2,412	3,217
Total Assets	$21,130	$20,577
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$2,714	$3,411
Line of credit	3,450	1,250
Accrued salaries and wages	962	1,833
Gift card liabilities	688	624
Other accrued expenses	154	301
Contract liabilities	147	150
Lease liability	380	503
Deposit Liability	358	-
Total current liabilities	8,853	8,072
Lease Liability, Less Current Portion	1,081	1,191
Contract Liabilities, Less Current Portion	671	678
Total Liabilities	10,605	9,941
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $.001 par value per share; 250,000 authorized; 0 shares issued and outstanding	-	-
Common stock, $.001 par value, 46,000,000 shares authorized, 7,588,587 shares and 6,306,027 shares issued and outstanding, respectively	8	6
Additional paid-in capital	12,163	9,896
Retained earnings (accumulated deficit)	(1,646)	734
Total stockholders' equity	10,525	10,636
Total Liabilities and Stockholders' Equity	$21,130	$20,577

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	August 31,		August 31,
	2024	2023	2024	2023
Revenues
Sales	$4,918	$5,016	$10,197	$10,032
Franchise and royalty fees	1,462	1,542	2,590	2,962
Total Revenue	6,380	6,558	12,787	12,994

Costs and Expenses
Cost of sales	4,350	4,632	9,936	9,391
Franchise costs	952	614	1,493	1,293
Sales and marketing	138	442	568	915
General and administrative	1,622	1,687	2,861	3,619
Retail operating	194	162	393	265
Depreciation and amortization, exclusive of depreciation and amortization expense of $190, $183, $386 and $354, respectively, included in cost of sales	38	32	80	63
Total costs and expenses	7,294	7,569	15,331	15,546

Loss from Operations	(914)	(1,011)	(2,544)	(2,552)

Other Income (Expense)
Interest expense	(63)	(6)	(98)	(13)
Interest income	7	18	14	38
Gain (loss) on disposal of assets	248	-	248	-
Other income, net	192	12	164	25

Loss Before Income Taxes	(722)	(999)	(2,380)	(2,527)

Income Tax Provision (Benefit)	-	-	-	-

Loss from Continuing Operations	(722)	(999)	(2,380)	(2,527)

Discontinued Operations
Earnings from discontinued operations, net of tax	-	-	-	69
Gain on disposal of discontinued operations, net of tax	-	-	-	635
Earnings from discontinued operations, net of tax	-	-	-	704

Net Loss	$(722)	$(999)	$(2,380)	$(1,823)

Basic Loss per Common Share
Loss from continuing operations	$(0.11)	$(0.16)	$(0.37)	$(0.40)
Earnings from discontinued operations	-	-	-	0.11
Net loss	$(0.11)	$(0.16)	$(0.37)	$(0.29)

Diluted Loss per Common Share
Loss from continuing operations	$(0.11)	$(0.16)	$(0.37)	$(0.40)
Earnings from discontinued operations	-	-	-	0.11
Net loss	$(0.11)	$(0.16)	$(0.37)	$(0.29)

Weighted Average Common Shares Outstanding - Basic	6,686,537	6,239,078	6,507,323	6,284,846
Dilutive Effect of Employee Stock Awards	-	-	-	-
Weighted Average Common Shares Outstanding - Diluted	6,686,537	6,239,078	6,507,323	6,284,846